Exhibit 32.2
I, Donal L. Mulligan, Executive Vice President and Chief Financial Officer of General Mills, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:
(1)	the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended August 24, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: September 17, 2008

/s/ Donal L. Mulligan

Donal L. Mulligan Executive Vice President and Chief Financial Officer